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                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Block Financial Corporation and H&R Block, Inc. on Form S-3 of our reports dated June 17, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of H&R Block, Inc. for the year ended April 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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Kansas City, Missouri
August 14, 1997